Exhibit 99.(h)(11)

SUB-DISTRIBUTION AGREEMENT
BY AND BETWEEN
QUASAR DISTRIBUTORS, LLC
AND
MAIRS AND POWER GROWTH FUND, INC.

THIS AGREEMENT (“Agreement”) is made as of this 30th day of August, 2006, by and between Mairs and Power Growth Fund, Inc., a Minnesota corporations (the “Fund”), on behalf of each of its series listed on Schedule A, attached hereto, which may be amended from time to time, and Quasar Distributors, LLC, a Delaware limited liability company (the “Sub-Distributor”).

WHEREAS, the Fund is a registered open-end management investment company under the Investment Company Act of 1940 (the ‘1940 Act’); and

WHEREAS, the Fund desires that its shares be permitted to be traded through Fund/SERV and participate in the Networking System (“Networking”) and any other relevant programs or services offered by the National Securities Clearing Corporation (“NSCC”) now and in the future; and

WHEREAS, the Sub-Distributor is currently a member of the NSCC and at the request of the Fund, desires to assist the Fund with expediting its trading in Fund/SERV and its participation in Networking.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.                        Procedures

(a)  The Sub-Distributor agrees to permit the Fund’s trading through Fund/SERV and participation in Networking through the Sub-Distributor’s NSCC membership, and such other programs and services as may be offered by NSCC as the parties may mutually agree, subject to the terms and conditions herein. Except as noted above, the Sub-Distributor is not responsible or liable for any distribution activities on behalf of the Fund.

(b)  The Sub-Distributor shall enter into a Fund Member Additional Member Agreement with NSCC pursuant to which an additional number will be issued in conjunction with the Sub-Distributor’s NSCC activities on behalf of each portfolio listed on Schedule A hereto. The Sub-Distributor shall in no way be deemed to act as a distributor or underwriter for the Fund through its sponsorship of the Fund. U.S. Bancorp Fund Services, LLC, (“USBFS”) in

its role as transfer agent for the Fund, shall act as agent for the sole purposes of mutual fund settlement and Networking pursuant to the terms of the Transfer Agent Servicing Agreement by and between the Fund and USBFS.

(c)  Upon the request of the Fund and in reliance on the terms hereof, and in order to expedite the trading of the Fund through NSCC and participation in Networking and any other relevant programs and services offered by NSCC as agreed to by the parties, the Sub-Distributor has agreed to guarantee the payment to NSCC of any and all fees and charges imposed by NSCC from time to time relating to the Fund’s transactions with NSCC, and has assumed responsibility with respect to NSCC for all transactions in and all obligations and liabilities relating to the Fund’s clearing number and participation in Networking.

(d)  This Agreement shall be effective as of the date hereof and shall continue in effect until terminated by either party upon 90 days written notice, with the exception that Section 3(b) and Section 3(c) will survive indefinitely the termination of the Sub-Distributor’s participation in NSCC on behalf of the Fund. It is understood that the Sub-Distributor may, in its sole discretion, and at any time, terminate any or all of its participation in NSCC on behalf of the Fund. In the event the Sub-Distributor elects to cease these services, it will provide prompt notice to the Fund. Sub-Distributor will provide prompt notice to Fund upon receipt of the Fund’s NSCC membership number, at which time this Agreement shall automatically terminate. Notice(s) shall be sent to the respective address of each party listed below. It is specifically agreed that the termination of this Agreement shall not affect the obligations of USBFS under the Transfer Agent Servicing Agreement.

2.              Duties and Representations of the Fund.

(a)   The Fund represents that it is duly organized and in good standing under the law of its jurisdiction of incorporation and registered as an open-end management investment company under the 1940 Act. The Fund agrees that it will act in material conformity with its Articles of Incorporation, By-Laws, its Registration Statement as may be amended from time to time and resolutions and other instructions of its Board. The Fund agrees to comply in all material respects with the 1933 Act, the 1940 Act, and all other applicable federal and state laws and regulations. The Fund represents and warrants that this Agreement has been duly authorized by all necessary action by the Fund under the 1940 Act, state law and the Fund’s Articles of Incorporation and By-Laws.

(b)   The Fund shall take or cause to be taken all necessary action to register shares of the Fund under the 1933 Act and to maintain an effective Registration Statement for such shares in order to permit the sale of Shares as herein contemplated.

(c)   The Fund represents and agrees that all shares to be sold by it are validly authorized and, when issued in accordance with the description in the Prospectus, will be fully paid and nonassessable. The Fund further agrees that it shall have the right to suspend the sale of shares of the Fund at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of shares of the Fund at anytime permitted by the 1940 Act or the rules of the Securities and Exchange Commission (“SEC”). The Fund shall advise the Sub-Distributor promptly of any such determination.

(d)   The Fund shall file such reports and other documents as may be required under applicable federal and state laws and regulations.

(e)   The Fund agrees to file from time to time such amendments to its Registration Statement and Prospectus as may be necessary in order that its Registration Statement and Prospectus will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(f)   The Fund represents and warrants that its Registration Statement and any advertisements and sales literature of the Fund (excluding statements relating to the Sub-Distributor and the services it provides that are based upon written information furnished by the Sub-Distributor expressly for inclusion therein) shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

3.                        Payment of Charges, Expenses, Obligations; Liability

(a)  As compensation for the services performed and the expenses assumed by Sub-Distributor under this Agreement, Sub-Distributor shall be entitled to the fees and expenses set forth in Schedule A to this Agreement which are payable promptly after the last day of each month. Such fees shall be paid to Sub-Distributor by the Fund.

(b)  The Fund shall indemnify, defend and hold harmless the Sub-Distributor and its affiliates from and against any and all actions, suits, claims, demands, losses, expenses, charges and liabilities whether with or without basis in fact or law (including the costs of investigating or defending any alleged actions, suits, claims, demands, losses, expenses, charges and liabilities) of any and every nature which the Sub-Distributor or its affiliates may sustain or incur or which may be asserted against the Sub-Distributor or its affiliates by any person arising directly or indirectly out of, resulting from, or in conjunction with the Sub-Distributor’s participation in Fund/SERV, Networking and any other relevant programs or services offered by the NSCC, now and in the future, on behalf of the Fund; provided, however, that the Sub-Distributor shall not be indemnified against any actions, suits, claims, demands, losses, expenses, charges and liabilities to the extent arising out of the Sub-Distributor’s willful misfeasance, negligence or reckless disregard of its duties and obligations in participating in the foregoing on behalf of the Fund.

(c)  the Sub-Distributor agrees to indemnify and hold harmless the Fund and its affiliates from and against any and all actions, suits, claims, demands, losses, expenses, charges and liabilities resulting from any acts or failures to act undertaken or omitted to be taken by the Sub-Distributor through its bad faith, willful misconduct, negligence or reckless disregard by it of its obligations with respect to the performance of services under this Agreement.

(d)  The Fund shall take all such actions as may reasonably be requested by the Sub-Distributor to implement the understandings described herein with respect to the Sub-Distributor’s activities with NSCC on behalf of the Fund.

4.                        Governing Law.

This Agreement shall be construed in accordance with the laws of the State of Wisconsin, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder

5.                        Confidentiality.

The Sub-Distributor agrees on behalf of its employees to treat all records relative to the Company and prior, present or potential shareholders of the Company as confidential, and not to use such records for any purpose other than performance of the Sub-Distributor’s responsibilities and duties under this Agreement, except after notification and prior approval by the Company, which approval shall not be unreasonably withheld, and may not be withheld where the Sub-Distributor may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when subject to governmental or regulatory audit or investigation, or when so requested by the Company. Records and information which have become known to the public through no wrongful act of the Sub-Distributor or any of its employees, agents or representatives shall not be subject to this paragraph.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first above written

Quasar Distributors, LLC
(the “Sub-Distributor”)

By:	/s/ James Schoenike
James Schoenike, President 615 East Michigan Street Milwaukee, WI 53202

Mairs and Power Growth Fund, Inc.
(“Fund”)

By:	/s/ Lisa Hartzell
Lisa Hartzell
Treasurer
Mairs and Power Growth Fund
332 Minnesota Street
West 1520 First National Bank Bldg.
St. Paul, Minnesota 55101

Schedule A
to
NSCC Agreement
by and between
Quasar Distributors, LLC and
Mairs and Power Growth Fund, Inc.

NSCC Sub-Distribution Annual Services
$2000 annually
Fees are billed monthly

PORTFOLIOS

Mairs and Power Growth Fund